                                                                   Exhibit 10.10

                     EASEMENT AND RIGHT OF ACCESS AGREEMENT


         This Easement and Right of Access Agreement ("Easement") is made as of this 15th day of April, 1999, by and between AES Ironwood, L.L.C., a Delaware limited liability company with offices at 829 Cumberland Street, Lebanon, Pennsylvania 17042 ("AES"), and Pennsy Supply, Inc., a Pennsylvania corporation with offices at 1001 Paxton Street, Harrisburg, Pennsylvania 17104 ("Pennsy").

         The background of this Easement is as follows:

                                    RECITALS:

                  R-1. By virtue of a Deed dated March 31, 1999, recorded April 1, 1999 in Lebanon County Deed Book 349, Page 201, AES is the owner of an approximately 34.72 acre tract of ground located in South Lebanon Township ("Township"), Lebanon County, Pennsylvania identified as the AES Ironwood, L.L.C. (formerly Martin) Property on the plan attached hereto as Exhibit A ("Plan") and as more particularly described on Exhibit B attached hereto ("AES Property"). Pursuant to a certain Assignment and Assumption Agreement dated as of January 1, 1999, AES Ironwood, Inc. ("Ironwood") assigned to AES, and AES assumed, all of Ironwood's rights and obligations under that certain Agreement Relating to Real Estate between Ironwood and Pennsy dated October 22, 1998, as the same may be amended from time to time ("Agreement").

                  R-2. By virtue of a Deed dated June 22, 1998, and recorded August 13, 1998 in the Lebanon County Recorder of Deeds Office in Deed Book 342, Page 654, Ironwood acquired title to an approximately 8 acre tract of ground from Resco Products, Inc., ("Resco Property"), which is identified on the Plan as the Resco Property and is more particularly described on Exhibit C attached hereto. AES has caused Ironwood, by deed bearing even date herewith, to transfer fee simple title to the Resco Property to Pennsy.

                  R-3. Pennsy is the owner of several large tracts of ground located in South Lebanon and Jackson Townships, Lebanon County, Pennsylvania which, in some instances, border on the AES Property and the Resco Property and, in other instances, are to the east of Prescott Road (also shown on the Plan). The foregoing tracts are designated the Pennsy East Tract and the Pennsy West Tract on the Plan (collectively, the Pennsy East Tract and the Pennsy West Tract are referred to herein as the "Pennsy Property" or the "Prescott Quarry"). The Pennsy East Tract and the Pennsy West Tract are more particularly described on Exhibits D and E, respectively, attached hereto.

                  R-4. Pursuant to the Agreement, AES and Pennsy have agreed to grant certain rights and easements, some of which are more fully set forth herein.

                  NOW THEREFORE, the parties hereto, in consideration of the payment by AES to Pennsy of the sum of Thirty-Five Thousand ($35,000.00) Dollars, the receipt of which is hereby acknowledged, and of the mutual promises and covenants contained herein and in the Agreement, and INTENDING TO BE LEGALLY BOUND, promise, covenant and agree as follows:

                  1. Recitals. The recitals set forth above are incorporated herein by reference and made a part hereof as if fully set forth herein.

                  2. Definitions. The following words and phrases when used in this Easement shall have the meanings given to them in this paragraph unless the context clearly indicates otherwise (other terms are defined throughout this Easement):

                  (a) "Abandonment" of the AES Plant shall mean the termination of the Permitted Uses by AES or a Permitted Assignee, without the intent to again engage in the Permitted Uses.

                  (b) "AES Plant" shall mean the electrical generating plant and related improvements constructed or to be constructed on the AES Property and in appurtenant easements;

                  (c) "Applications" shall mean the submission of plans, license and permit applications, variance applications, requests, supporting tests, studies and data, or other similar documentation to any of the Regulatory Authorities in connection with any of the easements or activities contemplated by this Easement;

                  (d) "Conrail" shall mean the Consolidated Rail Corporation, its successors and assigns;

                  (e) "Creek" shall mean the Tulpehocken Creek;

                  (f) "Lender" shall mean the primary lender (which may be a Collateral Agent, Trustee or the equivalent) identified by a party hereto pursuant to the provisions of Paragraph 17 hereof, including the successors and assigns of such lender who or which have provided notice to a party in accordance with the provisions thereof.

                  (g) "PennDOT" shall mean the Pennsylvania Department of Transportation;

                  (h) "Permits" shall mean permits, licenses, certifications and other similar approvals granted by any of the

Regulatory Authorities in connection with the construction and operation of the AES Plant or the Permitted Uses;

                  (i) "Permitted Assignee" shall mean any successor in title (to
AES) of the AES Property and assignee of AES' rights under the Easement, if such successor is an assignee permitted pursuant to Paragraphs 4(a), (b) or (c) of this Easement;

                  (j) "Permitted Uses" when referring to the AES Property and appurtenant easements, shall mean the construction and operation of a power generating plant or a substantially similar, related or ancillary use to a power generating plant;

                  (k) "Public or Private Utilities" shall mean any applicable public or private utility company or governmental agency or authority providing utility service, including, without limitation, water, sewer, gas, electric, storm water, fiber optic and cable; and

                  (l) "Regulatory Authorities" shall mean the Township, and any other municipality, and various agencies, departments, boards or authorities thereof; the Commonwealth of Pennsylvania, and various agencies, departments, boards or authorities thereof including but not limited to PennDOT; the federal government, and various agencies, departments, boards or authorities created by or to serve it; and other governmental or quasi-governmental entities created for the purpose of regulating facilities such as the AES Plant or the Permitted Uses.

                  3. Easements. Pennsy hereby grants and conveys the following easements to AES, for use by AES and its agents, employees, contractors and invitees, in accordance with the terms of each such easement:

                        (A) Access and Utility Easements.

                  (1) AES Access Easement. Pennsy hereby grants and conveys to AES a perpetual (subject to termination in the event of Abandonment), exclusive (subject to the rights reserved to Pennsy and the rights of any Public or Private Utilities, as referenced below), uninterrupted easement and right-of-way for the installation and maintenance of identification signs, planting and maintenance of appropriate landscaping, and for ingress, egress and regress from Prescott Road to the AES Property, across the Resco Property and the portion of the Pennsy Property located between the AES Property and the Resco Property (the "Pennsy Connecting Property") in the location shown on the Plan and as more particularly described on Exhibit F (the "Access Easement" or "Access Easement Area", as appropriate); provided, nevertheless, in the event of Abandonment, then this Access Easement shall terminate and all rights created herein shall revert to Pennsy. The Access Easement shall have a minimum width of fifty (50) feet; shall have a cartway width of twenty four (24) feet, with two (2) foot wide shoulders (28 feet total width), unless a different width is required by any of the Regulatory Authorities; and such curbing (but only such curbing) as may be required by PennDot or the Township.

                  (a) Construction and Maintenance of Access Easement. AES shall be responsible, at its expense, for the installation and construction of an improved surface roadway within the Access Easement Area and shall, except as otherwise provided herein, be solely responsible for the care, maintenance and repair of the Access Easement Area. In constructing improvements within the Access Easement Area, AES shall have the right and obligation, at its expense, to regrade and relocate spoil piles and other physical conditions on the Pennsy Connecting Property to other reasonable locations on the Pennsy Property adjacent to the current spoil piles, as reasonably determined by AES and reasonably approved by Pennsy.

                  (b) Pennsy's Limited Use of Access Easement. Pennsy hereby reserves the limited right to use the Access Easement for ingress, egress and regress to and from the Pennsy and Resco Properties; provided, however, that Pennsy shall not construct or permit to be constructed or maintain any structure or obstruction on or over the Access Easement Area or do any other act or acts or permit the occurrence of any act or acts that would impede or impair AES' use of the Access Easement Area and, if Pennsy disturbs any area of the Access Easement Area, Pennsy shall restore any such areas to their condition, as improved by AES, in accordance with Paragraph 3(A)(6).

                  (2) Access Easement Utilities. Pennsy hereby grants and conveys to AES a perpetual (subject to termination in the event of Abandonment), uninterrupted, nonexclusive unobstructed easement and right-of-way over, upon, under and through the Access Easement Area for the purpose of installing, constructing, operating, laying, maintaining and repairing of Utilities as deemed appropriate or necessary by AES; provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created under this Paragraph 3(A)(2) shall revert to Pennsy.

                  (3) Public/Private Utilities. In addition to the easement granted to AES pursuant to Paragraph 3(A)(2), at AES' request, Pennsy will grant and convey to any applicable Public or Private Utility to the extent reasonably necessary to construct, operate and otherwise effectuate a Permitted Use, a perpetual uninterrupted, nonexclusive, unobstructed easement and right-of-way within the Access Easement Area for the purposes set forth in Paragraph 3(A)(2). In the event the easement and right-of-way is to be granted to a Public or Private Utility, the form of easement shall generally follow the form of easement utilized by such Public or Private Utility, provided, however, that to the extent deviations from such form are deemed appropriate by Pennsy, the deviations shall be negotiated promptly and in good faith by Pennsy, and shall be reasonably acceptable to both Pennsy and such Public or Private Utility, and shall include such additional reasonable requirements of such Public or Private Utility as are necessary to provide appropriate service to the AES Plant.

                  (4) Permits and Approvals. Except as provided in Paragraph 3(A)(5) below in the case of Pennsy's negligence or intentional misconduct, AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all required Permits from any Public or Private Utility or Regulatory Authority having jurisdiction over the Access Easement, the Access Easement improvements or the Utilities. Pennsy shall have the right, prior to its execution thereof, to review and approve all such Applications for content, form and consistency with this Easement and the Agreement, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (5) Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the Access Easement improvements and Utilities therein, as well as the cost of construction, reconstruction, maintenance and repair of the Access Easement improvements and such Utilities. This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless attributable to or arising from Pennsy's negligence or intentional misconduct, in which case Pennsy shall be responsible for payment of all costs of construction, reconstruction, maintenance and repair to the full extent attributable to or arising from Pennsy's negligence or intentional misconduct, including, without limitation, all Applications and Permits in connection therewith.

                  (6) Restoration . Each party hereto shall, in connection with and subject to the rights granted hereunder, promptly and in a good and workmanlike manner, restore any areas of the Access Easement, the Resco Property or the Pennsy Property disturbed by such party or by its agents, employees, contractors or invitees, as nearly as practical to the contour and condition that existed prior to any right granted herein (to the extent any such area has been improved pursuant to any rights granted herein or otherwise, the disturbed areas shall be restored to their improved condition that existed prior to being disturbed), including replacement of sub-base, base or any other improved surface that formerly existed within the Access Easement Area immediately prior to the exercise of any of the rights herein granted.

         (B)  Storm Water Easement and Drainage Easement.

                  (1) Storm Water Easement. Pennsy hereby grants and conveys to AES an uninterrupted and unobstructed (except to the extent expressly permitted by this Easement), perpetual (subject to termination in the event of Abandonment), nonexclusive easement over, across, upon, under and through a portion of the Pennsy Property located in the area identified on the Plan and as more particularly described on Exhibit G which begins at the northern boundary line of the AES Property and travels generally in a northeasterly direction to Quarry Pit #1 on the Pennsy West Tract ("Storm Water Easement" or "Storm Water Easement Area," as appropriate) for the construction, reconstruction, operation, maintenance and repair of storm water drainage pipes, pipelines, standpipes, manholes, outlets, overflows and other facilities (the "Storm Water Facilities") for the purpose of providing storm water drainage, detention and absorption from the AES Property to Quarry Pit #1 on the Pennsy West Tract; provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created in this Paragraph 3(B)(1) shall revert to Pennsy.

                  (2) Relocation of Storm Water Easement. If the mining operations of Pennsy on the Pennsy West Tract enter into the Storm Water Easement Area, Pennsy shall, at its expense, relocate the Storm Water Facilities installed or constructed by AES to another acceptable location on the Pennsy Property, including granting the minimum necessary or appropriate easements and securing the minimum necessary approvals and permits therefor, all as approved by AES, in the exercise of reasonable commercial discretion, and in accordance with all applicable laws. Pennsy agrees to take commercially reasonable measures in connection with such relocation to avoid any interruption during applicable periods of operation (e.g., during periods of surface water run-off) to the continuous operation of the AES storm water drainage system.

                  (3) Drainage Easements. Pennsy further grants and conveys to AES a perpetual (subject to termination in the event of Abandonment), uninterrupted, and non-exclusive easement over the Pennsy Property along the north and east sides of the AES Property to the north side of the Access Easement Area as shown on the Plan and along the northerly side of the Access Easement on the Resco Property, all as more particularly described on Exhibit H attached hereto ("Drainage Easement Area"),for the construction, grading and maintenance of drainage swales to facilitate the development of the AES Property and the Access Easement Area improvements (the "Drainage Easement"); provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created in this Paragraph 3(B)(3) shall revert to Pennsy.

                  (4) Permits and Approvals. Except as provided in Paragraph 3(B)(2) above in the case of relocation of Storm Water Facilities, or as provided in Paragraph 3(B)(5) below in the case of Pennsy's negligence or intentional misconduct, AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all Permits necessary from any Public or Private Utility company or Regulatory Authority having jurisdiction over the Storm Water Easement or Storm Water Facilities or the Drainage Easement or the improvements to the Drainage Easement Area (the "Drainage Improvements"). Pennsy shall have the right, prior to the execution thereof, to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (5) Expenses. Except as otherwise provided herein, AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the Storm Water Easement or Storm Water Facilities and Utilities therein or the Drainage Easement or Drainage Improvements, as well as the cost of construction, reconstruction, maintenance and repair thereof. Unless necessitated by a change in Pennsy's mining operations as contemplated in Section 3(B)(2) above, this section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless attributable to or arising from Pennsy's negligence or intentional misconduct, in which case Pennsy shall be responsible for payment of all costs of construction, reconstruction, maintenance and repair to the full extent attributable to or arising from Pennsy's negligence or intentional misconduct, including, without limitation, all Applications and Permits in connection therewith.

                  (6) Restoration. Each party hereto shall, in connection with and subject to the rights granted hereunder, promptly and in a good and workmanlike manner, restore any areas of the Storm Water Easement and Drainage Easement, the Resco Property or the Pennsy Property disturbed by such party or by its agents, employees, contractors or invitees, as nearly as practical to the contour and condition that existed prior to any right granted herein (to the extent any such area has been improved pursuant to any rights granted herein or otherwise, the disturbed areas shall be restored to their improved condition that existed prior to being disturbed), including replacement of sub-base, base or any other improved surface that formerly existed within the Storm Water Easement Area and Drainage Easement Area immediately prior to the exercise of any of the rights herein granted.

                            (C) East Street Easement.

                  (1) East Street Easement. Pennsy hereby grants and conveys to AES a perpetual (subject to termination in the event of Abandonment), uninterrupted, non-exclusive, unobstructed easement or easements and right-of-way over, upon, under and through a portion of the Pennsy West Tract extending from East Street to the AES Property as shown on the Plan and as more particularly described on Exhibit I hereto ("East Street Easement" or "East Street Easement Area," as applicable). Such easement shall be for the purposes of constructing, reconstructing, laying, using, operating, maintaining, inspecting, removing, repairing, relaying, enlarging, adding to from time to time, Public or Private Utilities, and for emergency ingress, egress and access purposes. Such easement shall include a temporary construction easement of twenty-five (25) feet in width, extending from East Street to the AES Property, in a location north of and adjoining the East Street Easement Area and generally parallel to the property of Conrail; provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created in this Paragraph 3(C)(1) shall revert to Pennsy.

                  (2) Public/Private Utilities. In addition to granting AES the East Street Easement, Pennsy, at AES' request, will grant and convey to any applicable Public or Private Utility (including, without limitation, the supplier of natural gas, with which Pennsy will reasonably cooperate), to the extent necessary to effectuate a Permitted Use, a perpetual uninterrupted, nonexclusive easement and right-of-way within the East Street Easement for the purposes set forth in Paragraph 3(C)(1) above. In the event the easement and right-of-way is to be granted to a Public or Private Utility, the form of easement shall generally follow the form of easement utilized by such Public or Private Utility, provided, however, that to the extent deviations from such form are deemed appropriate by Pennsy, the deviations shall be negotiated promptly and in good faith by Pennsy, and shall be reasonably acceptable to both Pennsy and such Public or Private Utility, and shall include such additional reasonable requirements of such Public or Private Utility as are necessary to provide appropriate service to the AES Plant.

                  (3) Permits and Approvals. Except as provided in Paragraph 3(C)(4) below in the case of Pennsy's negligence or intentional misconduct, AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all Permits necessary from any Public or Private Utility company or Regulatory Authority having jurisdiction over the East Street Easement or the improvements thereto and utilities therein. Pennsy shall have the right, prior to the execution thereof, to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (4) Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the improvements to the East Street Easement and utilities therein, as well as the cost of construction, reconstruction, maintenance and repair (to the extent not undertaken, completed or paid by the applicable Private or Public Utility). This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless attributable to or arising from Pennsy's negligence or intentional misconduct, in which case Pennsy shall be responsible for payment of all costs of construction, reconstruction, maintenance and repair to the full extent attributable to or arising from Pennsy's negligence or intentional misconduct, including, without limitation, all Applications and Permits in connection therewith.

                  (5) Restoration. Each party hereto shall, in connection with and subject to the rights granted hereunder, promptly and in a good and workmanlike manner, restore any areas of the East Street Easement, the Resco Property or the Pennsy Property disturbed by such party or by its agents, employees, contractors or invitees, as nearly as practical to the contour and condition that existed prior to any right granted herein (to the extent any such area has been improved pursuant to any rights granted herein or otherwise, the disturbed areas shall be restored to their improved condition that existed prior to being disturbed), including replacement of sub-base, base or any other improved surface that formerly existed within the East Street Easement Area immediately prior to the exercise of any of the rights herein granted.

                        (D) Pumping Facilities Easement.

                  (1) Pumping Facilities Easement and Use.

                  (a) Pennsy hereby grants and conveys to AES (subject to termination in the event of Abandonment), an unrestricted, non-exclusive and continuous license to use any and all of Pennsy's existing pumps, pump houses, floating barges, boats, docks, box pipes, pipelines, associated fixtures, related transformers and electrical supply facilities (including those currently on order) and any other existing equipment of Pennsy's used or necessary to pump quarry water to the Creek, between quarry pits, to the AES Property or otherwise (collectively, the "Pumping Facilities") together with an uninterrupted and nonexclusive easement over, across, upon, under and through portions of the Pennsy Property upon which the Pumping Facilities are located or which AES reasonably needs to use to operate and repair the Pumping Facilities, including, without limitation, the areas designated on the Plan as "Water Pumping Easement Area" and "Water Pumping Easement Area for Access and Pumping Facilities"; provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created in this Paragraph 3(D)(1)(a) shall revert to Pennsy.

                  (b) In addition, AES will construct and install, at its expense, such additional pumps, pump houses, floating barges, docks, pipes, pipelines, generators, generator sheds, fixtures, transformers, meters, electrical supply facilities and other equipment necessary to pump water from the Pennsy Tract quarries to the AES Property and for emergency use for the AES Property (collectively, the "Additional Pumping Facilities"). Pennsy hereby grants and conveys to AES (subject to termination in the event of Abandonment), a perpetual, uninterrupted and exclusive easement over, across, upon, under and through the Pennsy Property in the locations more specifically shown on the Plan, or at such other locations determined by mutual agreement of the parties, for the operation, construction, installation, maintenance, adding to, laying, and relaying of the Additional Pumping Facilities, including AES' relocation and use of the existing Pumping Facilities. Such right shall include, without limitation, the non-exclusive right (subject to termination in the event of Abandonment) of access for vehicles, boats, equipment and personnel to such portions of the Pennsy Property, including the quarries located thereon and the service roads accessing the quarries to which AES reasonably needs access for the purpose of operating, constructing, maintaining, repairing and generally utilizing the Pumping Facilities and the Additional Pumping Facilities; provided, nevertheless, in the event of Abandonment, then this easement and right-of-way shall terminate and all rights created in this Paragraph 3(D)(1)(a) shall revert to Pennsy.

                  (2) Use of Other Easements. Further, Pennsy hereby grants and conveys to AES, to the extent permitted by and subject to all limitations in the instruments or other documents creating or governing the same, a perpetual (subject to termination in the event of Abandonment), and uninterrupted use (together with Pennsy) of any easement, right of way and license areas that have been granted and conveyed, reserved by or which otherwise currently exist in favor of Pennsy and which are located between the Pennsy Property and the Creek, in the locations shown on the Plan. The use of quarry water and other aspects of the operations of the Pumping Facilities and the Additional Pumping Facilities not specifically addressed with this Pumping Facilities Easement are intended to be governed by the Agreement, as the same may be amended or replaced by the parties from time to time.

                  (3) Right to Install Utilities. The grant of the easements in this Paragraph 3(D) shall include, without limitation, the right to install above ground (but not underground) electrical cable and other utilities in the Water Pumping Easement Area, as shown on the Plan, as well as the right (but not the duty) to establish, construct, reconstruct, maintain, repair and operate a reserve power generator and a generator shed or house to be constructed by AES on the southwest corner of Quarry Pit No. 2, as said quarry pit is shown on the Plan.

                  (4) Permits and Approvals. Except as provided in Paragraph 3(D)(5) below in the case of Pennsy's negligence or intentional misconduct, AES, at its sole cost and expense, will prepare for execution by AES and Pennsy, as appropriate, and submit all Applications for all Permits necessary from any Public or Private Utility company or Regulatory Authority having jurisdiction over the Pumping Facilities easements or the improvements thereto and utilities therein. Pennsy shall have the right, prior to the execution thereof, to review and approve all such Applications, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (5) Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the improvements to the Pumping Facilities easements and utilities therein, as well as the cost of construction, reconstruction, maintenance and repair (to the extent not undertaken, completed or paid by the applicable Private or Public Utility). This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless attributable to or arising from Pennsy's negligence or intentional misconduct, in which case Pennsy shall be responsible for payment of all costs of construction, reconstruction, maintenance and repair to the full extent attributable to or arising from Pennsy's negligence or intentional misconduct, including, without limitation, all Applications and Permits in connection therewith.

                  (6) Restoration. Each party hereto shall, in connection with and subject to the rights granted hereunder, promptly and in a good and workmanlike manner, restore any areas of the Pumping Facilities easements, the Resco Property or the Pennsy Property disturbed by such party or by its agents, employees, contractors or invitees, as nearly as practical to the contour and condition that existed prior to any right granted herein (to the extent any such area has been improved pursuant to any rights granted herein or otherwise, the disturbed areas shall be restored to their improved condition that existed prior to being disturbed), including replacement of sub-base, base or any other improved surface that formerly existed within the Pumping Facilities easement areas immediately prior to the exercise of any of the rights herein granted.

                             (E) Existing Easements.

                  (1) Existing Easements. Pennsy hereby grants and conveys to AES, forever, a perpetual easement and unobstructed right of way extending for a width of ten (10) feet on either side of each existing water, gas, sewer, telephone, television cable and electric utility line located on or adjacent to the Pennsy Property and the Resco Property and which currently serves or benefits the AES Property or the Resco Property for the purpose of maintaining, repairing, reconstructing, improving and operating the existing Public and Private Utilities, Pumping Facilities and Additional Pumping Facilities for the benefit of the AES Property; provided, nevertheless, in the event of Abandonment, then this easement and right of way shall terminate and all rights created under this Paragraph 3(E)(1) shall revert to Pennsy.

                      (F) Temporary Construction Easement.

                  (1) Temporary Construction Easement. Pennsy hereby grants and conveys to AES and to any applicable Public or Private Utility, as appropriate, temporary construction easements (i) of twenty-five (25) feet in width unless a greater width is necessary (due to, for example, the presence of a spoil pile which must be graded to create stable slopes), such temporary easement to be on each side (owned by Pennsy) of any more permanent easement which Pennsy has agreed herein to provide, for the purpose of constructing any permitted improvements in and to the applicable easement area and (ii) in such areas as generally shown as the Construction Staging Area and Railroad Easement Area on Exhibit A hereto, for the purpose of parking, storage, loading and unloading activities related to the construction of improvements on the AES Property and as set forth in this Easement. Pennsy further grants and conveys to AES a temporary right of access and easement on the Resco Property to demolish, remove, repair and restore the portion of the buildings located on the Resco Property which are located in and immediately adjacent to the Access Easement, all in accordance with the rights, privileges, duties and obligations of AES pursuant to the Agreement. AES and any such Private or Public Utility utilizing such construction easement shall coordinate use thereof with Pennsy and will, subject to construction requirements, make reasonable efforts to minimize interference with Pennsy's operations on such temporary construction easements. All such easements shall expire one year following completion of construction of the AES Plant.

                  (2) Expenses. AES will be responsible for, and will pay the expenses incurred for preparing all Applications necessary for construction of the improvements to any temporary construction easement and the utilities therein, as well as the cost of construction, reconstruction, maintenance and repair (to the extent not undertaken, completed or paid by the applicable Private or Public Utility). This section is specifically intended to result in no cost, expense or other amount being borne by Pennsy unless attributable to or arising from Pennsy's negligence or intentional misconduct, in which case Pennsy shall be responsible for payment of all costs of construction, reconstruction, maintenance and repair to the full extent attributable to or arising from Pennsy's negligence or intentional misconduct, including, without limitation, all Applications and Permits in connection therewith.

                  (3) Restoration. Each party hereto shall, in connection with and subject to the rights granted hereunder, promptly and in a good and workmanlike manner, restore any areas of any temporary construction easement, the Resco Property or the Pennsy Property disturbed by such party or by its agents, employees, contractors or invitees, as nearly as practical to the contour and condition that existed prior to any right granted herein (to the extent any such area has been improved pursuant to any rights granted herein or otherwise, the disturbed areas shall be restored to their improved condition that existed prior to being disturbed), including replacement of sub-base, base or any other improved surface that formerly existed within the temporary construction easement area immediately prior to the exercise of any of the rights herein granted.

                  4. Assignment.

         (a) AES shall have the right to assign this Easement, and the easements and other agreements between Pennsy and AES which are contemplated hereby, to any AES Affiliate which will, in accordance with this Easement, engage in a Permitted Use on the AES Property.

         (b) AES may mortgage, grant a security interest or lien in, or assign its right, title and interest in and to this Easement and the easements and other agreements between AES and Pennsy contemplated hereby to any Lender to AES as collateral security for the AES Plant or the Permitted Use.

         (c) Except as provided in this Paragraph 4, AES may not assign its rights under this Easement or any other agreements between Pennsy and AES contemplated hereby unless the proposed assignee (1) delivers to Pennsy evidence which, in Pennsy's reasonable commercial judgment, which judgment shall not be unreasonably withheld, delayed or conditioned, indicates that such assignee possesses the technical expertise and the financial capacity and stability to undertake the water pumping obligations set forth in the Agreement and under the other agreements related to water contemplated hereby, (2) will be engaged in the Permitted Use on the AES Property and (3) delivers to Pennsy a written statement that this Easement (and the related agreements referenced herein) are affirmed and ratified.

         (d) For purposes of this Paragraph 4:

         (1) any transfer or change in control of AES (or any approved assignee) by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of AES (or any approved assignee), whether in a single transaction or a series of related transactions; and

         (2) "AES Affiliate" shall mean, each person that, directly or indirectly, controls or is controlled by or is under common control with AES. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to AES, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of AES, whether through the ownership of voting securities or by contract or otherwise.

                  5. Default and Remedies Upon Default.

                  (a) Default. The failure of either party to perform any duty or obligation undertaken by such party in this Easement or the documents implementing it shall, at the election of the non-defaulting party, after the giving of any required notice and the expiration of any applicable cure periods constitute an "Event of Default" hereunder.

                  (b) Notice of Default. Upon the occurrence of a default other than one that has an immediate and material adverse effect on the operations of the non-defaulting party (an "Emergency Default"), the defaulting party shall have thirty (30) days from the receipt of notice from the non-defaulting party in which to cure such default. If the nature of such default makes it incapable of being cured within thirty (30) days following notice, then the defaulting party shall, provided that the defaulting party commences such a cure within thirty (30) days and diligently pursues the same, have a reasonable time in which to cure, not to exceed one year (the "Cure Period"). If the default is an Emergency Default, then the non-defaulting party shall provide telephone or on-site oral notice thereof (confirmed in writing promptly thereafter). If the defaulting party has identified the name and mailing address of its primary lender pursuant to Section 17 hereof, the non-defaulting party shall provide simultaneous notice to such lender and provide such lender with an opportunity to cure such default pursuant to the terms provided herein and within the defaulting party's applicable Cure Period.

                  (c) Remedies Upon Default. This Easement relates to real estate, and to rights and obligations of parties with respect thereto. As such, the terms and provisions of it are unique to the parties, and not susceptible to ordinary damages alone. Accordingly, each party acknowledges that upon the occurrence of an Event of Default or an Emergency Default, damages alone are not a sufficient remedy, so the terms and provisions hereof may be specifically enforced by an injunction or other equitable remedy. Upon the occurrence of an Event of Default, the non-defaulting party shall have any and all remedies available against the other under this Easement, at law or in equity, including, without limitation:

                  (i) specific performance;

                  (ii) itself curing an Emergency Default if the defaulting party fails to promptly and diligently take steps necessary to cure the default as quickly as reasonably possible ;

                  (iii) the right of set off;

                  (iv) recovery from the defaulting party of all actual damages incurred as a result of such default, including reasonable costs of cure, enforcement, collection and reasonable attorneys' fees. Specifically, in the event of an action to enforce any terms or provisions of this Easement, the prevailing party shall be entitled to recover reasonable legal fees and costs actually incurred in the enforcement of such party's rights, including, without limitation, legal fees incurred in evaluating such party's rights prior to filing any legal proceeding and in connection with curing any default; and

                  (v) if the default is an Emergency Default, the non-defaulting party may take immediate actions to cure or to begin cure of the default. The party alleged to have defaulted shall still have the Cure Period within which to cure its default, provided that within 30 days following invoicing, the defaulting party makes payment to the non-defaulting party of such non-defaulting party's reasonable, documented costs to commence, maintain, and/or effect a cure so that the non-defaulting party may continue normal operations as if there had been no such Emergency Default.

                  (d) AES' Lender's Remedies. In addition to the rights to cure granted to AES, AES Lender shall have the right, but not the obligation, to remedy any default of AES under this Easement. In connection therewith, Pennsy authorizes the Lender to use the Easements granted to AES hereunder as necessary to cure any Event of Default and to take any actions reasonably necessary to effect a cure, including, without limitation, in the case of a non-monetary default that is not reasonably susceptible of being cured without obtaining possession of the AES Property, the Lender shall be entitled to institute proceedings to obtain possession of the AES Property by foreclosure or otherwise.

During such period, and provided Pennsy is entitled to and is exercising its self help remedies and is being timely and regularly (no less frequently than monthly) compensated by Lender or another party designated by Lender for its actual costs supported by records reasonably satisfactory to the Lender in curing or remedying such default, Pennsy shall not exercise any remedy for an Event of Default. If the Lender (or its nominee) or a purchaser at foreclosure sale or any transferee under a deed in lieu of foreclosure or otherwise ("Transferee") shall take possession of the AES Property and such person shall qualify as Permitted Assignee, or shall contract (pursuant to a contract approved by Pennsy, which approval right shall be limited to those provisions of such contract which demonstrate the obligation of the party to such contract to perform the duties of AES hereunder and which approval shall not be unreasonably withheld, delayed or conditioned) with an entity which would qualify as a Permitted Assignee, together with such Transferee, and which, together with such Transferee, performs the duties of AES hereunder on a continuing, uninterrupted basis, then Pennsy shall recognize such person and such person shall be entitled to all of the rights granted to AES hereunder.

                  6. Insurance; Indemnification; Release; Waiver of Subrogation;

                  (A) Insurance. AES, at its sole cost and expense, shall provide and maintain commercial general liability insurance (including contractual liability on an occurrence basis insuring AES against any and all claims for damages to person or property or loss of life or of property occurring upon, in or about the Pennsy Property and/or Resco Property. The commercial general liability limits shall be not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the aggregate, combined single limit. Additionally, AES, at its sole cost and expense, shall provide and maintain or cause to be provided and maintained a policy or policies of "all-risk" property insurance including earthquake coverage, for the full replacement cost, covering any and all of AES's personal property located on or about the Pennsy Property and/or the Resco Property. AES shall also provide Commercial Umbrella Liability Coverage of $9,000,000.00 per occurrence and in the aggregate.

                  AES, during the time that any construction work is being conducted by or on behalf of AES on the Pennsy Property and/or the Resco Property, shall maintain a policy of workers' compensation insurance meeting all statutory requirements of the Commonwealth of Pennsylvania, covering all employees performing the work. AES also shall cause its contractors performing work on its behalf to maintain commercial general liability insurance in the amount of $5,000,000.00 combined single limit for bodily injury and property damage and to maintain a policy of workers' compensation insurance meeting all such statutory requirements, and shall require such contractors to provide to Pennsy evidence of such coverage prior to the commencement of any such work.

                  Prior to any entry by AES or any of its agents, employees or contractors on to the Pennsy Property and/or Resco Property, AES shall furnish or cause to be furnished to Pennsy certificates of insurance evidencing the insurance coverage required herein. All certificates of insurance shall contain a provision that the insurance carrier will not cancel or modify the insurance coverage without giving Pennsy thirty (30) days prior written notice, except that, for non-payment of premium, the required notice shall only be ten days. Current certificates of extension or replacement of insurance shall be delivered to Pennsy upon request. The policy limits set forth above shall be reviewed by Pennsy from time to time to determine if such limits are commercially reasonable. If Pennsy reasonably determines that such limits are not commercially reasonable, Pennsy shall have the right to require that such limits be adjusted appropriately.

         Notwithstanding the foregoing provisions of this Paragraph 6(A), unless different risks are imposed on Pennsy by virtue of the operations of AES on any of the Easement Areas or the AES Property, AES shall not be required to insure any risks which are not insured by Pennsy with respect to the Pennsy Property or operations at the Prescott Quarry. In all events, the coverage limits actually insured by Pennsy shall be presumed to be the reasonable limits applicable to AES and its contractors, in the absence of special conditions or circumstances. Pennsy agrees to provide to AES, upon request, certificates of insurance evidencing its insurance coverages, which certificates shall contain an undertaking that the insurance carrier will not cancel or modify the policy without giving AES 30 days prior written notice.

         All insurance provided for herein, whether for AES or Pennsy, shall be effected under standard form policies issued by insurers of recognized responsibility authorized and licensed to do business in the Commonwealth of Pennsylvania, and having a Best's Financial rating of "A" "1X" or better, or an equivalent rating from a recognized insurance rating service.

                  (B) Indemnification. Subject to the provisions of Paragraph 6(c) below, AES agrees to indemnify, defend and hold harmless from and against any and all damages, costs, losses, liabilities, charges, claims and/or liens (including, without limitation, reasonable attorneys' fees and costs) arising from any entry or activity by or on behalf of AES on the Pennsy Property and/or the Resco Property, except to the extent caused by the negligence or intentional misconduct of Pennsy or any of its agents, employees or contractors. Subject to the provisions of Paragraph 6(c) below, Pennsy agrees to indemnify, defend and hold harmless from and against any and all damages, costs, losses, liabilities, charges, claims and/or liens (including, without limitation, reasonable attorneys' fees and costs) arising from any entry or activity by or on behalf of Pennsy on any of the easement areas granted and conveyed to AES pursuant to this Easement, except to the extent caused by the negligence or intentional misconduct of AES or any of its agents, employees or contractors.

                  (C) Release; Waiver of Subrogation. AES and Pennsy each hereby release the other from any and all liability or responsibility to the releasing party or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to property specifically insured against, or required by the terms hereof to be insured against, by such releasing party even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, but only to the extent of the amount of insurance actually carried (or which is required to be carried by the terms hereof) by such releasing party and to the extent such insurance actually pays (or would have paid, if such insurance was carried as required) proceeds with respect to such loss or damage. Each party shall obtain for the benefit of the other on any insurance policy required hereunder or otherwise carried by such party, a waiver of any right of subrogation which the insurer might otherwise acquire against such other party (or such party's agents, servants or employees) by virtue of the payment of any loss covered by insurance. If any extra premium is payable for such waiver, the party for whose benefit the waiver of subrogation is obtained shall pay such extra premium.

                  7. Headings. The headings or captions preceding the paragraphs in this Easement are inserted for convenience of reference only and shall not be construed in interpreting this Easement.

                  8. Governing Law; Jurisdiction and Venue.

                  (a) This Easement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws provisions.

                  (b) Jurisdiction and venue for all disputes under this Easement shall be in the United States District Court for the Middle District of Pennsylvania, provided the disputes meets the requirements for federal diversity jurisdiction. Otherwise, jurisdiction and venue shall be in the Lebanon County, Pennsylvania Court of Common Pleas.

                  9. Counterparts. This Easement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall, together, constitute one and the same instrument.

                  10. Recording. This Easement shall be recorded in the Office of the Recorder of Deeds for Lebanon County, Pennsylvania and shall be indexed against the appropriate properties referenced herein.

                  11. Successors in Title. References to Pennsy, and Public or Private Utilities, shall include such parties and their respective successors in title. References to AES shall include AES and its Permitted Assignee then in title. The rights, duties and responsibilities of the parties herein shall pass to their respective successors in title to the affected real estate and the easements set forth herein shall continue and remain in full force and effect; provided, however, that the rights and duties of AES shall pass only to Permitted Assignees. This Easement and the terms of the easements granted herein shall survive any merger of title and shall not be deemed to have been extinguished by virtue thereof.

                  12. Mutual Cooperation. AES, Pennsy and their respective successors and assigns agree to cooperate fully with each other to effectuate the broad intent and construction of this Easement and the rights granted thereunder. In that regard, each of the parties hereto agrees to cooperate in the preparation of any Application and to execute any additional documents reasonably required to effectuate the terms, provisions and intent of this Easement, including, without limitation, documents necessary to confirm termination in the event of Abandonment. This Section 12 shall survive any Abandonment.

                  13. Non Disturbance. Except as otherwise expressly provided in the Agreement or herein, in the exercise of the rights granted herein, Pennsy and AES agree not to unreasonably interfere, disturb or impair the other's use of their respective properties or to unreasonably interfere with the operations conducted by the parties thereon.

                  14. Exhibits. All Exhibits attached hereto are incorporated herein by reference.

                  15. Prior Agreement. This Easement is being entered into by the parties pursuant to the Agreement in order to further define certain rights and duties set forth therein. This Easement is not intended to terminate or extinguish the rights, privileges, duties or responsibilities of the parties pursuant to the Agreement, but to the extent there is any conflict between the terms of the Agreement and the terms of this Easement, which cannot be resolved by giving effect to the terms of both the Agreement and this Easement, then the terms of this Easement shall control.

                  16. Abandonment. In the event of Abandonment, all rights and responsibilities of AES and Pennsy with respect to any easements granted to AES herein, as well as all duties and responsibilities of AES with respect to pumping, shall cease and terminate; provided, however, that any duties or responsibilities of either party which arose during the term of the Agreement and which have not been performed (such as, but not limited to, restoration of areas disturbed during the existence of the easements but prior to Abandonment) shall continue and remain in full force and effect. In the event of an Abandonment, Pennsy and AES shall cooperate in good faith to ensure an orderly transition of responsibility for pumping operations. This Section 16 shall survive any Abandonment. Notwithstanding anything to the contrary in this Easement, any proceedings for foreclosure by or any assignment, transfer or conveyance in lieu of such foreclosure to a Permitted Assignee shall not violate this Easement and shall not be an Abandonment.

                  17. Notices. All notices to be given by either party to the other shall be in writing and shall be served either by overnight delivery service providing evidence of receipt (such as Federal Express), or by registered or certified mail, return receipt requested, or by hand delivery and shall be deemed given upon actual receipt or refusal; and shall be addressed as follows:

                  As to AES:                   AES Ironwood, L.L.C.
                                               829 Cumberland Street
                                               Lebanon, PA  17042

                  With a copy to:              {Lender}
                                               [to be supplied by AES to
                                               Pennsy]

                                               Wix, Wenger & Weidner, P.C.
                                               508 North Second Street
                                               Harrisburg, PA  17101

                  As to Pennsy:                Pennsy Supply, Inc.
                                               ATTN:  President
                                               1001 Paxton Street
                                               Harrisburg, PA  17104

                                               Michael Finio, Esquire
                                               Saul, Ewing, Remick & Saul
                                               Penn National Insurance Tower
                                               Seventh Floor
                                               2 North Second Street
                                               Harrisburg, PA  17101

         Either party or the Lender may designate a different person, entity or place to or at which notices shall be given by delivering a written notice to that effect to the other party.

                  18. Compliance with Laws. In exercising any of its rights hereunder, each party will comply with all applicable health, safety and other laws governing its operations, (including, without limitation, statutes, regulations and ordinances applicable thereto).

                  19. Amendments. AES and Pennsy shall have the right to modify and amend this Easement by a writing in recordable form, duly acknowledged.

                  20. Force Majeure. If either party shall be unable to carry out any obligation under this Easement due to Force Majeure, then without affecting any other provisions hereof, such obligation shall be suspended for the period necessary as a result of the Force Majeure, provided, that:

                  (a) the non-performing party gives the other party written notice not later than forty-eight (48) hours after the occurrence of the Force Majeure describing the particulars of the Force Majeure, including, without limitation, the nature of the occurrence and the expected duration of the disability, and continues to furnish timely regular reports with respect thereto during the period of Force Majeure and the disability;

                  (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure; and

                  (c) the non-performing party uses good faith, diligent efforts to remedy its inability to perform.

                  Notwithstanding the foregoing, the settlement of strikes, lockouts, and other labor disputes shall be entirely within the discretion of the affected party, and such party shall not be required to settle any strike, lockout or other labor dispute on terms which it deems inadvisable.



                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Easement to be executed and delivered the day and year first above written.

WITNESS:                            AES Ironwood, L.L.C.


/s/ David R. Getz                   By: /s/ Michael T. Cranna
------------------------------         ---------------------------
                                       Michael T. Cranna,
                                       Vice President


WITNESS:                            Pennsy Supply, Inc.




/s/ Anthony P. Forte                By: /s/ Harry G. Lake, Jr.
------------------------------         ---------------------------
                                       Harry G. Lake, Jr.,
                                       Vice President

COMMONWEALTH OF PENNSYLVANIA        :
                                    : SS.:
COUNTY OF DAUPHIN                   :


         On this, the 15th day of April, 1999, before me, a Notary Public, the undersigned officer, personally appeared Michael T. Cranna, who acknowledged himself to be the Vice President of AES Ironwood, L.L.C., a Delaware limited liability company, and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company himself as such Vice President, as the act and deed of the company.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       /s/ Lisa M. Long
                                       ------------------------------
                                       Notary Public
                                       My Commission Expires:
                                       (SEAL)



COMMONWEALTH OF PENNSYLVANIA        :
                                    : SS.:
COUNTY OF DAUPHIN                   :


         On this, the 15th day of April, 1999, before me, a Notary Public, the undersigned officer, personally appeared Harry G. Lake, Jr., who acknowledged himself to be the Vice President of Pennsy Supply, Inc., a Pennsylvania corporation, and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation himself as Vice President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       /s/ Lisa M. Long
                                       ------------------------------
                                       Notary Public
                                       My Commission Expires:
                                       (SEAL)

                                    EXHIBIT A

                                    THE PLAN


                                    EXHIBIT B

            LEGAL DESCRIPTION OF AES PROPERTY WITH TAX PARCEL NUMBER


                                    EXHIBIT C

           LEGAL DESCRIPTION OF RESCO PROPERTY WITH TAX PARCEL NUMBER


                                    EXHIBIT D

       LEGAL DESCRIPTION OF THE PENNSY EAST TRACT WITH TAX PARCEL NUMBER


                                    EXHIBIT E

          LEGAL DESCRIPTION OF PENNSY WEST TRACT WITH TAX PARCEL NUMBER


                                    EXHIBIT F

                    LEGAL DESCRIPTION OF ACCESS EASEMENT AREA


                                    EXHIBIT G

                 LEGAL DESCRIPTION OF STORM WATER EASEMENT AREA


                                    EXHIBIT H

                 LEGAL DESCRIPTION OF THE DRAINAGE EASEMENT AREA


                                    EXHIBIT I

               LEGAL DESCRIPTION OF THE EAST STREET EASEMENT AREA

                                  EXHIBIT A

                             [Drawing: The Plan]

                                    EXHIBIT B



         ALL THAT CERTAIN lot or parcel of land, situate North of Conrail Tracts, which are north of LR 38017, King Street, in the Township of South Lebanon, County of Lebanon and Commonwealth of Pennsylvania, being more fully bounded and described as follows, to wit:

         BEGINNING at a rebar (found) on the Northerly right-of-way line of Conrail's 100 foot wide easement, said point being the Southeastern corner of land now or formerly of Lebanon Rock, Inc.; thence along said land of Lebanon Rock, Inc., the following three courses and distances, (1) N. 27(degrees) 30' 35" W., a distance of 853.52 feet to an iron pin (to be set); (2) thence N. 79(degrees) 45' 25" E., a distance of 1842.24 feet to an iron pin (to be set);
(3) thence S. 29(degrees) 31' 35" E., a distance of 840.51 feet to a rebar (found) on said Northern right-of-way line of Conrail; thence along said Northern right-of-way of Conrail, the following two courses and distances, (1) along a curve to the right having a radius of 5679.65 feet, an arc distance of
528.78 feet and a chord bearing S. 77(degrees) 10' 44" W., a distance of 528.59 feet to an iron pin (to be set); (2) thence S. 79(degrees) 50' 45" W., a distance of 1338.442 feet to the place of BEGINNING.

         CONTAINING 34.73 acres. The above description being a new survey description prepared by Herbert, Rowland & Grubic, Inc.

         BEING TRACT NO. 1 OF THE SAME PREMISES which Leon E. Ziegler and Donna
L. Ziegler, husband and wife, by their Deed dated March 1, 1989, and recorded in the Office of the Recorder of Deeds of Lebanon County, PA, on March 9, 1989, in Deed Book 253, Page 828, granted and conveyed unto Earl L. Martin and Barbara E. Martin, husband and wife, Grantors herein.

         TOGETHER WITH AND UNDER AND SUBJECT TO the right to use a 50 foot wide right-of-way across lands now or late of Robert E. and Ann M. Baker as shown on Plan Book 34, Page 133, Lebanon County records.

                               EXHIBIT C - PAGE 1

         ALL THAT CERTAIN piece or parcel of land, with the improvements thereon erected, lying and situate in the Township of South Lebanon, Lebanon County, Pennsylvania, as described in an ALTA/ASCM Land Title Survey for Resco Properties, Inc., prepared by Herbert, Rowland & Grubic, Inc., dated June 17, 1998, Drawing No. 1-1718.001, more particularly bounded and described as follows, to wit:

         BEGINNING at a point on the western right-of-way line of Prescott Road (forty-six and five hundredths feet (46.5') wide), S.R. 2005, and the northern right-of-way line of the Consolidated Rail Corporation, said point being South sixty-one degrees four minutes thirty-five seconds West (S 61(degrees) 04' 35"
W), a distance of twenty-eight and ninety-one hundredths feet (28.91') of a spike on the center line of Prescott Road, S.R. 2005 and the northern right-of-way line of Consolidated Rail Corporation; thence along said northern right-of-way line of Consolidated Rail Corporation the following four (4) courses: (1) in a generally westwardly direction South sixty-one degrees four minutes thirty-five seconds West (S 61(degrees) 04' 35" W), a distance of two hundred ten and seventy-six hundredths feet (210.76') to an iron pin (to be set); (2) in a generally southwardly direction South twenty-three degrees five minutes forty-five seconds West (S 23(degrees) 05' 45" W), a distance of one hundred thirty feet (130.00') to an iron pin (to be set); (3) in a generally westwardly direction South sixty-one degrees three minutes zero seconds West (S 61(degrees) 03' 00" W), a distance of three hundred fifty-eight and six hundredths feet (358.06') to an iron pin (to be set); and (4) in a generally westwardly direction by a curve to the right, having a radius of five thousand six hundred seventy-nine and sixty-five hundredths feet (5,679.65'), and a chord bearing of South sixty-two degrees twenty-nine minutes fourteen seconds West (S 62(degrees) 29' 14" W), an arc distance of two hundred eighty-four and ninety-three hundredths feet (284.93') to a rebar (found) on lands of Lebanon Rock, Inc.; thence along the last mentioned line of lands, the following three
(3) courses and distances: (1) in a generally northwardly direction North fifteen degrees zero minutes zero seconds West (N 15(degrees) 00' 00" W), a distance of eighty feet (80.00') to a rebar (found); (2) in a generally northwardly direction North nineteen degrees twenty-eight minutes fifteen seconds East (N 19(degrees) 28' 15" E), a distance of four hundred seventy-six and sixty-four hundredths feet (476.64') to a rebar (found); and (3) in a generally eastwardly direction North fifty-four degrees thirty-nine minutes fifty seconds East (N 54(degrees) 39' 50" E), a distance of six hundred seventy-three and thirty-six hundredths feet (673.36') to a point along the western right-of-way line of Prescott Road, S.R. 2005; and thence along the said western right-of-way line of Prescott Road in a generally southwardly direction South sixteen degrees eighteen minutes

                               EXHIBIT C - PAGE 2

sixteen seconds East (S 16(degrees) 18' 16" E), a distance of four hundred six feet (406.00') to a point, said point being the point and the place of BEGINNING.

CONTAINING 7.6829 acres to the western right-of-way line of Prescott Road.

BEING A PORTION OF THE SAME PREMISES which Resco Products, Inc., a Pennsylvania corporation, by deed dated June 22, 1998, recorded August 13, 1998 in Lebanon County Deed Book 342, Page 654, granted and conveyed unto AES Ironwood, Inc., a Delaware corporation, Grantor herein. This conveyance excludes a portion of the Prescott Road right-of-way conveyed by AES Ironwood, Incorporated to the Commonwealth of Pennsylvania, Department of Transportation, by deed dated September 1, 1998, to be recorded.

                             EXHIBIT D AND EXHIBIT E

                        Prescott Quarry Legal Description


         ALL THAT CERTAIN tract of land situate partially in South Lebanon Township, and partially in Jackson Township, Lebanon County, Pennsylvania, more particularly described as follows:

         BEGINNING at the intersection of the 70' right-of-way for U.S. Route 422, and the eastern side of the right-of-way of East Street, thence progressing along a curve to the right having a radius of 11,424.19 feet, an arc length of
174.56 feet, and a chord bearing and distance of North 56 degrees 24 minutes 10 seconds East, 174.56 feet to a point on the southern right-of-way of U.S. Route 422, thence progressing along said right-of-way the following nine (9) courses and distances; (1) South 33 degrees 09 minutes 35 seconds East a distance of
15.00 feet to a point, (2) thence along a curve to the right having a radius of 11,409.19 feet, an arc length of 49.78 feet, and a chord bearing and distance of North 56 degrees 57 minutes 55 seconds East, 49.78 feet to a point, (3) thence progressing South 32 degrees 54 minutes 35 seconds East a distance of 15.00 feet to a point, (4) thence progressing along a curve to the right having a radius of 11,394.19 feet, an arc length of 49.72 feet, and a chord bearing and distance of North 57 degrees 12 minutes 55 seconds East, 49.72 feet to a point, (5) thence progressing South 32 degrees 39 minutes 35 seconds East a distance of 5.00 feet to a point, (6) thence progressing along a curve to the right having a radius of 11,389.19 feet, an arc length of 99.39 feet, and a chord bearing and distance of

 .North 57 degrees 35 minutes 25 seconds East, 99.39 feet to a point, (7) thence progressing North 32 degrees 09 minutes 35 seconds West a distance of 35.00 feet to a point, (8) thence progressing along a curve to the right having a radius of 11,424.19 feet, an arc length of 743.01 feet, and a chord bearing and distance of North 59 degrees 42 minutes 10 seconds East a distance, 742.88 feet to a point, (9) thence progressing North 61 degrees 34 minutes 00 seconds East a distance of 964.80 feet to an iron pin; thence leaving the U.S. 422 right-of-way South 29 degrees 24 minutes 10 seconds East a distance of 286.72 feet to an iron pin, thence progressing North 67 degrees 53 minutes 30 seconds East a distance of 220.00 feet to an iron pin, thence progressing

South 85 degrees 41 minutes 30 seconds East a distance of 386.00 feet to an iron pin, thence progressing South 35 degrees 55 minutes 30 seconds East a distance of 306.00 feet to an iron pin, thence progressing North 73 degrees 33 minutes 30 seconds East a distance of 654.19 feet to a point, thence progressing North 33 degrees 48 minutes 05 seconds West a distance of 405.01 feet to a point, thence progressing North 46 degrees 40 minutes 44 seconds East a distance of 591.29 feet to a point, thence progressing North 66 degrees 32 minutes 45 seconds East a distance of 1,112.61 feet to a railroad spike in the center of Prescott Road (SR 2005); thence progressing along same North 26 degrees 47 minutes 00 seconds West a distance of 67.73 feet to a railroad spike in the center of same, thence leaving said road (SR 2005) North 59 degrees 14 minutes 00 seconds East a distance of 488.70 feet to a point, thence progressing North 28 degrees 49 minutes 15 seconds West a distance of 476.78 feet to a point on the northerly edge of U.S. Route 422, thence progressing North 61 degrees 03 minutes 00 seconds East a distance of 22.46 feet to a point on same, thence progressing South 26 degrees 53 minutes 00 seconds East a distance of 17.63 feet to a point on the center of said road; thence along same North 61 degrees 03 minutes 00 seconds East a distance of 720.70 feet to a point; thence progressing South 28 degrees 13 minutes 15 seconds East a distance of 35.00 feet to an iron pin on the southern right-of-way of U..S. Route 422; thence along said right-of-way North 61 degrees 03 minutes 00 seconds East a distance of 282.85 feet to a point, thence along a curve to the right having a radius of 11,424.19 feet, an arc length of 1,047.45 feet, and a chord bearing and distance of North 63 degrees 40 minutes 35 seconds East, 1,047.08 feet to an iron pin on the southern right-of-way of U.S. Route 422, thence leaving said right-of-way North 23 degrees 51 minutes 10 seconds West a distance of 35.00 feet to a point in the center of U.S. Route 422, thence along a curve to the right having a radius of 11,459.19 feet, an arc length of 586.10 feet, and a chord bearing and distance of North 67 degrees 46 minutes 05 seconds East, 586.10 feet to a point in the center of U.S. Route 422, thence along same North 69 degrees 14 minutes 00 seconds East a distance of 1,172.11 feet to a point, thence leaving said road South 14 degrees 34 minutes 00 seconds East a distance of 2,676.12 feet to an iron pin on the northern right-of-way of lands N/F of Consolidated Rail Corporation, thence progressing South 61 degrees 03 minutes 40 seconds West a distance of 2,109.40 feet to a railroad monument located on the northern right-of-way of lands N/F/ of Consolidated Rail Corporation, thence leaving said right-of-way North 05 degrees 56 minutes 20 seconds West a distance of 180.67 feet to an iron pin, thence progressing South 84 degrees 43 minutes 40 seconds West a distance of 443.66 feet to an iron pin, thence progressing South 17 degrees 01 minutes 20 seconds East a distance of
352.37 feet to a point on the northern right-of-way of lands N/F of Consolidated Rail Corporation, thence progressing along same South 61 degrees 09 minutes 40 seconds West a distance of 387.39 feet to a railroad monument, thence leaving said right-of-way North 17 degrees 01 minutes 20 seconds West a distance of
721.00 feet to an iron pin, thence progressing South 61 degrees 44 minutes 55 seconds West a distance of 982.00 to an iron pin; thence progressing South 16 degrees 04 minutes 05 seconds East a distance of 244.00 feet to a spike; thence progressing South 54 degrees 39 minutes 50 seconds West a distance of 705.00 feet to an iron pin, thence progressing South 19 degrees 28 minutes 15 seconds West a distance of 476.64 feet to an iron pin, thence progressing South 15 degrees 00 minutes 00 seconds East a distance of 80.00 feet to an iron pin, thence along said right-of-way of land N/F of Consolidated Rail Corporation, on a curve to the right having a radius of 5,679.65 feet, an arc length of 1,334.49 feet and a chord bearing and distance of South 69 degrees 13 minutes 05 seconds West, 1,047.99 feet to an iron pin, thence progressing North 29 degrees 31 minutes 35 seconds West a distance of 840.51 feet to an iron pin, thence progressing South 79 degrees 45 minutes 25 seconds West a distance of 1,842.24 feet to an iron pin, thence progressing South 27 degrees 30 minutes 35 seconds East a distance of 864.00 feet to an iron pin, thence progressing along said right-of-way of lands N/F of Consolidated Rail Corporation, South 79 degrees 50 minutes 45 seconds West a distance of 997.02 feet to an iron pin, thence along the eastern right-of-way line of East Street, North 27 degrees 47 minutes 20 seconds West a distance of 1,778.51 feet to a point, THE POINT OF BEGINNING.

This survey description was taken from an ALTA/ACSM Land Title Survey for Pennsy Supply, Inc., Prescott Quarry, as prepared by Akens Engineering Associates, Inc., dated 3/28/99.

That portion of the above described land situate East of Prescott Road is referred to in the Easement as the Pennsy East Tract and constitutes Exhibit D; and

That portion of the land situate West of Prescott Road is referred to in the Easement as the Pennsy West Tract, and constitutes Exhibit E.

                                   EXHIBIT F
                               LEGAL DESCRIPTION
                            ACCESS ROAD RIGHT-OF-WAY
                                      FOR
                              AES IRONWOOD, L.L.C.


--------------------------------------------------------------------------------


All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit F, more fully bounded and described as follows, to wit:

BEGINNING at a point located North 29 degrees 31 minutes 35 seconds West, a distance of 46.59 feet of the southwest corner of lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc. and the northern right-of-way line of Consolidated Rail Corporation; thence along lands of AES Ironwood, L.L.C., North 29 degrees 31 minutes 35 seconds West, a distance of 52.46 feet to a point; thence through said lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc., the following four (4) courses (1) by a curve to the left having a radius of 1975.00 feet, an arc length of 281.26 feet to a point, the chord of said curve bearing North 74 degrees 13 minutes 26 seconds East, a distance of
281.03 feet; (2) North 70 degrees 08 minutes 39 seconds East, a distance of
391.03 feet to a point; (3) by a curve to the left having a radius of 1975.00 feet, an arc length of 191.57 feet to a point, the chord of said curve bearing North 67 degrees 21 minutes 55 seconds East, a distance of 191.50 feet; (4) North 64 degrees 35 minutes 11 seconds East, a distance of 219.11 feet to a point along lands AES Ironwood, L.L.C.; thence along said lands of AES Ironwood, L.L.C., South 19 degrees 28 minutes 15 seconds West, a distance of
14.87 feet to a steel rebar; thence along same, South 15 degrees 00 minutes 00 seconds East, a distance of 40.13 feet to a point; thence through said lands of lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc., the following four (4) courses (1) South 64 degrees 35 minutes 11 seconds West, a distance of
201.36 feet to a point; (2) by a curve to the right having a radius of 2025.00 feet, an arc length of 196.42 feet to a point, the chord of said curve bearing South 67 degrees 21 minutes 55 seconds West, a distance of 196.34 feet; (3) South 70 degrees 08 minutes 39 seconds West, a distance of 391.03 feet to a point; (4) by a curve to the right having a radius of 2025.00 feet, an arc length of 272.32 feet to a point, the chord of said curve bearing South 73 degrees 59 minutes 48 seconds West, a distance of 272.12 feet to a point; said point being the point and place of BEGINNING.

Containing 53,434 Square Feet (1.2267 Acres).

                                   EXHIBIT F
                               LEGAL DESCRIPTION
                            ACCESS ROAD RIGHT-OF-WAY
                                      FOR
                              AES IRONWOOD, L.L.C.

--------------------------------------------------------------------------------


All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit F, more fully bounded and described as follows, to wit:

BEGINNING at a point located on the western right-of-way line of Prescott Road,
131.43 feet north of intersection of the northern right-of-way line of Consolidated Rail Corporation and the western required right-of-way line of Prescott Road; thence through lands of AES Ironwood L.L.C. the following eight
(8) courses (1) South 73 degrees 55 minutes 55 seconds West, a distance of 100 feet to a point; (2) North 16 degrees 18 minutes 16 seconds West, a distance of
89.81 feet to a point ; (3) by a curve to the left having a radius of 125.00 feet, an arc length of 65.48 feet to a point, the chord of said curve bearing South 21 degrees 52 minutes 19 seconds West, a distance of 64.73 feet; (4)
South 06 degrees 51 minutes 54 seconds West, a distance of 148.00 feet to a point; (5) by a curve to the right having a radius of 225.00 feet, an arc length of 188.27 feet to a point, the chord of said curve bearing South 30 degrees 50 minutes 11 seconds West, a distance of 182.82 feet; (6) South 54 degrees 48 minutes 27 seconds West, a distance of 244.45 feet; (7) by a curve to the right having a radius of 1025.00 feet, an arc length of 174.94 feet to a point, the chord of said curve bearing South 59 degrees 41 minutes 49 seconds West, a distance of 174.73 feet; (8) South 64 degrees 35 minutes 11 seconds West, a distance of 185.36 feet to a point along lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc.; thence along said lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc., North 15 degrees 00 minutes 00 seconds West, a distance of 40.13 feet to a steel rebar; thence along same North 19 degrees
28 minutes 15 seconds East, a distance of 14.87 feet to a point; thence through said lands of AES Ironwood, L.L.C. the following seven (7) courses (1) North 64 degrees 35 minutes 11 seconds East, a distance of 167.62 feet; (2) by a curve to the left having a radius of 975.00 feet, an arc length of 166.41 feet to a point, the chord of said curve bearing North 59 degrees 41 minutes 49 seconds East, a distance of 166.21 feet; (3) North 54 degrees 48 minutes 27 seconds East, a distance of 244.45 feet; (4) by a curve to the left having a radius of
175.00 feet, an arc length of 146.43 feet to a point, the chord of said curve bearing North 30 degrees 50 minutes 11 seconds East, a distance of 142.20 feet;
(5) North 06 degrees 51 minutes 54 seconds East, a distance of 148.00 feet to a point; (6) by a curve to the right having a radius of 175.00 feet, an arc length of 148.27 feet to a point, the chord of said curve bearing North 31 degrees 08 minutes 15 seconds East, a distance of 143.88 feet; (7) North 16 degrees 18 minutes 16 seconds West, a distance of 90.65 feet to a point along lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc.; thence along said lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc., North 54 degrees 39 minutes 50 seconds East, a distance of 84.63 feet to a point along the western required right-of-way line of Prescott Road; thence along said western required right-of-way line of Prescott Road, South 16 degrees 18 minutes 16 seconds East, a distance of 274.56 feet to a point; said point being the point and place of BEGINNING.

Containing 74,220 Square Feet (1.7039 Acres).

Being a portion of the property conveyed by AES Ironwood, Inc. to Pennsy Supply, Inc. immediately prior to the recording hereof.

                                   EXHIBIT G
                               LEGAL DESCRIPTION
                           STORM WATER EASEMENT AREA
                                      FOR
                              AES IRONWOOD, L.L.C.

--------------------------------------------------------------------------------



All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit G-1, more fully bounded and described as follows, to wit:

BEGINNING at a point at of the northeast corner of lands of AES Ironwood, L.L.C.; thence along the northern line of said AES Ironwood, L.L.C., South 79 degrees 45 Minutes 25 seconds West a distance of 92.49 feet to a point; thence through lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., North 54 degrees 16 minutes 00 seconds West, a distance of 186.45 feet to a point; thence continuing though same, North 07 degrees 16 minutes 57 seconds East, a distance of approximately 365 feet to a point along the face of a quarry on said lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc.; thence along face of said quarry a distance approximately 100 feet to a point ; thence continuing through lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., South 07 degrees 16 minutes 57 seconds West, a distance of approximately 285 feet to a point; thence continuing though same South 54 degrees 16 minutes 00 seconds East, a distance of 156.53 feet to a point; thence continuing though same South 10 degrees 14 minutes 35 seconds East, a distance of 48.19 feet to a point, said point being the point and place of BEGINNING.

Containing 51,770 Square Feet (1.1885 Acres).

                                 EXHIBIT G-1

            [Drawing: Legal Description for Storm Water Easement]

                                   EXHIBIT H
                               LEGAL DESCRIPTION
                               DRAINAGE EASEMENT
                                      FOR
                              AES IRONWOOD, L.L.C.

--------------------------------------------------------------------------------


All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit H-1, more fully bounded and described as follows, to wit:

BEGINNING at a point on the northern line of AES Ironwood, L.L.C. said point being South 79 degrees 45 minutes 25 seconds West, a distance of 92.49 feet of the northeast corner of lands of AES Ironwood, L.L.C.; thence along said lands of AES Ironwood, L.L.C. the South 79 degrees 45 minutes 25 seconds West, a distance of 772.27 feet to a point; thence through lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., the following three (3) courses; (1) North 10 degrees 14 minutes 35 seconds West, a distance of 20.00 feet to a point; (2) North 79 degrees 45 minutes 25 seconds East, a distance of 752.94 feet to a point; (3) North 54 degrees 16 minutes 00 seconds West, a distance of 27.81 feet to a point, said point being the point and place of BEGINNING.

Containing 15,252 Square Feet (0.3501 Acres).

                                 EXHIBIT H-1

            [Drawing: Legal Description for Drainage Easement]

                                   EXHIBIT H
                               LEGAL DESCRIPTION
                               DRAINAGE EASEMENT
                                      FOR
                              AES IRONWOOD, L.L.C.

--------------------------------------------------------------------------------



All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit H-2, more fully bounded and described as follows, to wit:

BEGINNING at a point at of the northeast corner of lands of AES Ironwood, L.L.C.; thence through lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., the following six (6) courses; (1) North 10 degrees 14 minutes 35 seconds West, a distance of 20.00 feet to a point; (2) North 79 degrees 45 minutes 25 seconds East, a distance of 14.19 feet to a point; (3) South 29 degrees 31 minutes 35 seconds East, a distance of 669.74 feet to a point; (4) South 59 degrees 08 minutes 41 seconds East, a distance of 86.43 feet to a point; (5) South 30 degrees 51 minutes 19 seconds West, a distance of 20.00 feet to a point; (6) North 59 degrees 08 minutes 41 seconds West, a distance of 92.71 feet to a point on the easterly line of said lands of AES Ironwood, L.L.C.; thence along said lands of AES Ironwood, Inc. North 29 degrees 31 minutes 35 seconds West, a distance of 660.84 feet to a point, said point being the point and place of BEGINNING.

Containing 15,249 Square Feet (0.3501 Acres).

                                 EXHIBIT H-2

            [Drawing: Legal Description for Drainage Easement]

                                   EXHIBIT H
                               LEGAL DESCRIPTION
                               DRAINAGE EASEMENT
                                      FOR
                              AES IRONWOOD, L.L.C.


--------------------------------------------------------------------------------


All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit H-3, more fully bounded and described as follows, to wit:

BEGINNING at a point located the following two (2) courses from the southeast corner of lands of Lebanon Rock Inc., now known as Pennsy Supply, Inc. and the western required right-of-way line of Prescott Road; (1) South 54 degrees 39 minutes 50 seconds West, a distance of 84.63 feet to a point; (2) South 16 degrees 18 minutes 16 seconds East, a distance of 69.70 feet to a point along said access right-of-way for AES Ironwood, L.L.C. the following five (5) courses; (1) South 16 degrees 18 minutes 16 seconds West, a distance of 20.95 feet to a point; (2) by a curve to the left having a radius of 175.00 feet, an arc length of 148.27 feet to a point, the chord of said curve bearing South 31 degrees 08 minutes 15 seconds West, a distance of 143.88 feet; (3) South 06 degrees 51 minutes 54 seconds West, a distance of 148.00 feet to a point; (4) by a curve to the right having a radius of 175.00 feet, an arc length of 146.43 feet to a point, the chord of said curve bearing South 30 degrees 50 minutes 11 seconds West, a distance of 142.20 feet; (5) South 54 degrees 48 minutes 27 seconds West, a distance of 53.61 feet to a point; thence through lands of AES Ironwood, L.L.C. the following five (5) courses; (1) North 35 degrees 11 minutes 33 seconds West, a distance of 20.00 feet to a point; (2) North 54 degrees 48 minutes 27 seconds East, a distance of 53.61 feet to a point; (3) by a curve to the left having a radius of 155.00 feet, an arc length of 129.70 feet to a point, the chord of said curve bearing North 30 degrees 50 minutes 11 seconds East, a distance of 125.95 feet; (4) North 06 degrees 51 minutes 54 seconds East, a distance of 148.00 feet to a point; (5) by a curve to the right having a radius of 195.00 feet, an arc length of 171.79 feet to a point, the chord of said curve bearing North 32 degrees 06 minutes 12 seconds East, a distance of 166.29 feet to a point along western line of said access right-of-way for AES Ironwood, L.L.C., said point being the point and place of BEGINNING.

Containing 9,994 Square Feet (0.2294 Acres).

                                 EXHIBIT H-3

            [Drawing: Legal Description for Drainage Easement]

                                   EXHIBIT I
                               LEGAL DESCRIPTION
               EAST STREET EMERGENCY ACCESS AND UTILITY EASEMENT
                                      FOR
                              AES IRONWOOD, L.L.C.


--------------------------------------------------------------------------------


All that certain lot or tract of land situate in South Lebanon Township, Lebanon County, Pennsylvania, as shown on attached Exhibit I, more fully bounded and described as follows, to wit:

BEGINNING at a point located at the intersection of the eastern right-of-way line of East Street and the northern right-of-way line of Consolidated Rail Corporation; thence along said eastern right-of-way line of said East Street, North 27 degrees 47 minutes 20 seconds West, a distance of 73.45 feet to a point; thence through lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., the following three (3) courses; (1) North 79 degrees 50 minutes 45 seconds East, a distance of 762.21 feet to a point; (2) North 34 degrees 45 minutes 25 seconds East, a distance of 110.46 feet to a point; (3) North 79 degrees 45 minutes 25 seconds East, a distance of 132.69 feet to a point along lands of AES Ironwood, L.L.C.; thence along said lands of AES Ironwood, L.L.C. South 27 degrees 30 minutes 35 seconds East, a distance of 73.30 feet to a point; thence through said lands of Lebanon Rock, Inc., now known as Pennsy Supply, Inc., South 79 degrees 45 minutes 25 seconds West, a distance of 125.45 feet to a point; thence continuing through same, South 34 degrees 45 minutes 25 seconds West, a distance of 110.53 feet to a point along said northern right-of-way line of Consolidated Rail Corporation; thence along said right-of-way line of Consolidated Rail Corporation, South 79 degrees 50 minutes 45 seconds West, a distance of 769.01 feet to a point; said point being the point and place of BEGINNING.

Containing 70,362 Square Feet (1.6153 Acres).

                                 EXHIBIT I

   [Drawing: Legal Description for East Street Emergency Access and Utility
                                  Easement]